Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of October 19, 2023, between Nocopi Technologies, Inc., a Maryland corporation (the “Company”) and Michael S. Liebowitz, an individual (the “Executive”).

In consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, Company and Executive agree as follows:

1. Employment. Company employs Executive and Executive accepts such employment on the terms and conditions hereinafter set forth.

2. Term. The initial term (“Initial Term”) of this Agreement shall be for a period of five (5) years, commencing on August 18, 2023 (“Term Commencement Date”) and shall renew for successive periods of one (1) year (or such longer period as agreed between Company and Executive) after expiration of the Initial Term (each, a “Renewal Term”), unless either party gives the other party written notice of termination at least one hundred and eighty (180) days prior to the termination date of the Initial Term or the then Renewal Term, or unless this Agreement is sooner terminated in accordance with Paragraph 6 or 7 hereof. The Initial Term and each Renewal Term, collectively, are sometimes referred to below as the “Term” of this Agreement.

3. Duties. Executive is engaged as President & Chief Executive Officer of Company and shall perform the duties and services customarily incident to that position as determined by Company’s Board of Directors from time to time. Executive shall report directly to Company’s Board of Directors. Current and future outside activities of the Executive shall be permitted so long as such activities do not interfere with the performance of his duties and to the promotion of the business and interests of Company.

4. Compensation; Expenses.

(a) Base Salary. Executive shall earn an annual base salary equal to $400,000.00. The Company’s Board of Directors shall review Executive’s base salary on an annual basis and may increase it at their sole discretion based on relevant circumstances. Such salary (less withholdings required by law) shall be payable in installments at such times as Company customarily pays other management employees (but in any event no less often than monthly). For the avoidance of doubt, to the extent not already paid to the Executive, the first payment to the Executive following the date hereof shall include the pro rata amount of Executive’s Base Salary for the period from the Term Commencement Date through and inclusive of the date hereof.

(b) Equity Award. Executive shall be granted a one-time equity award of 1,000,000 restricted shares (the “Equity Award”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which Equity Award shall vest in its entirety on August 18, 2024 (the “Issuance Date”), subject to Sections 6 and 7 of this Agreement. To the extent the Company has not established an employee equity compensation plan on or prior to the Issuance Date, the Equity Award may be converted, at the election of the Executive, in full or in part, into cash compensation, at a rate of $3.10 per share of Common Stock, the fair market value of the Common Stock on the Term Commencement Date. In the event of any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a declaration or payment of a stock dividend, recapitalization, stock split, reverse stock split or other similar transaction, then equitable adjustments shall be made to the total number of shares of Common Stock issuable under the Equity Award.

(c) Fringe Benefits. Executive shall be entitled to participate in all insurance, and other fringe benefit programs of Company to the extent and on the same terms and conditions as are accorded to other management employees of Company.

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(d) Business Expenses. Company will pay, or reimburse Executive for, all ordinary and reasonable out-of-pocket business expenses incurred by Executive in connection with his employment upon presentation of an itemized accounting of such expenses.

(e) Annual Bonuses. In addition to any other compensation provided for in this Agreement, Executive shall be entitled to receive an annual, performance-based bonus as determined in the sole discretion of Company’s Board of Directors, based such criteria as they shall establish.

(f) Entire Compensation. Except as otherwise authorized by the Board of Directors in writing, the compensation provided for in this Agreement is in full payment for the services to be rendered by Executive to Company hereunder.

5. Insurance.

Company, in its sole discretion and at its own expense, may apply for and procure in its own name and for its own benefit life insurance on the life of Executive in any amount or amounts considered advisable by Company, and Executive shall submit to any medical or other examination and execute and deliver such application or other instrument as may be reasonably necessary to effectuate such insurance.

6. Death or Total Disability of the Executive.

(a) Death. In the event of the death of Executive during the Term of this Agreement, Company shall not have any further obligation or liability under this Agreement except that Company shall pay to Executive’s designated beneficiary or, if none, to his estate, the portion, if any, of Executive’s base salary for the period up to Executive’s date of death which remains unpaid.

(b) Total Disability. In the event of Executive’s Total Disability (as hereinafter defined), Company shall have the right to terminate Executive’s employment hereunder and the Company shall not have any further obligation or liability under this Agreement except that Company shall pay to Executive the base salary for the period ending on the date the Total Disability is confirmed to have occurred. The term “Total Disability,” shall mean a mental, emotional or physical condition which either (i) has rendered Executive unable to perform his responsibilities hereunder for a period of ninety (90) consecutive days, or for a total of one hundred and twenty (120) days during any period of twelve (12) consecutive months, during the Term of this Agreement, or (ii) in the reasonable opinion of Company is expected to render Executive, for a period of one hundred and eighty (180) days, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. Executive agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician in the Miami metropolitan area selected by Company, the cost of which examination shall be paid by Company.

(c) Equity Award upon Death/Total Disability. In the event of Executive’s death or Total Disability, 50% of any unvested shares of Common Stock under the Equity Award shall immediately vest and, upon the Issuance Date, shall be issued to Executive’s designated beneficiary or, if none, to his estate. Executive, his designated beneficiary and/or his estate shall thereupon cease to have any right or entitlement to receive any additional shares of Common Stock under the Equity Award, and shall not be entitled to any payment therefor.

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7. Other Terminations of Employment.

(a) Termination by Company. In addition to termination of Executive’s employment under Paragraph 6, Company may discharge Executive and terminate his employment hereunder For Good Cause. The term “For Good Cause” shall include any of the following occurrences: (i) habitual intoxication; (ii) drug addiction; (iii) conviction of a felony; (iv) adjudication as an incompetent; (v) misappropriation of corporate funds; (vi) gross incompetence or serious and willful misconduct; (vii) repeated unexcused absences from prescheduled Company meetings during normal business hours; (viii) repeated violation of any policies, rules, regulations or standards of practice of Company; (ix) Executive’s engaging in other conduct inconsistent with his position or his breaching this Agreement in any other respect that is not cured within thirty (30) days following written notice by Company to Executive; (x) Company’s discontinuing its business operations, or (xi) the filing by or against Company of a petition in bankruptcy or a petition for reorganization under any state or federal bankruptcy law which, with respect to an involuntary proceeding, is not dismissed within 90 days of the filing thereof.

(b) Termination by Executive. Executive may terminate his employment with Company at any time For Good Reason. The term “For Good Reason” shall mean (i) any material breach of this Agreement by Company that is not cured within thirty (30) days following written notice thereof by Executive to Company, or (ii) a Change in Control of Company. A “Change in Control” shall be deemed to have occurred (i) if Company shall become a subsidiary of another corporation or other entity, (ii) if Company shall be merged or consolidated into another corporation or other entity, (iii) if substantially all of the assets of Company shall be sold to another corporation or entity, or (iv) if a controlling interest in Company shall be obtained by a person, group, corporation or other entity that does not hold such interest as of the commencement date of this Agreement, and thereafter a material change or diminution takes place to Executive’s position, authority, duties, responsibilities, status or location without Executive’s prior written consent.

(c) Payments upon Certain Terminations of Employment. In the event Company terminates the employment of Executive For Good Cause, Company shall have no obligation to pay to Executive any sum for the period after such date, other than payment of any unpaid portion of Executive’s base salary for the period ending on the date of such termination, and any unvested shares of Common Stock under the Equity Award shall be forfeited. In the event Company terminates the employment of Executive for any reason other than For Good Cause or other than pursuant to Paragraphs 6(a) or 6(b), or in the event the Executive terminates his employment For Good Reason, Company shall pay Executive an amount equal to twelve (12) months of his then base salary, which sum shall be payable on a bi-weekly basis from and after the date of Executive’s termination, and any unvested shares of Common Stock Equity Award shall immediately vest and be issued upon the Issuance Date. The sums payable to Executive under this Paragraph 7(c) are hereinafter referred to as “Severance Payments,” and shall only be payable upon Executive’s execution and delivery of a release in form and content acceptable to Company’s Board of Directors.

8. Non-Disclosure.

(a) Non-Disclosure. Executive recognizes and acknowledges that he has and will continue to have access to certain confidential information of Company and that such information constitutes valuable, special and unique property of Company. Executive agrees that he will not, for any reason or purpose, during or after the Term of this Agreement, disclose to any third party or utilize for his own benefit or for the benefit of any third party any of such confidential information without express authorization of Company’s Board of Directors, except as necessary in the ordinary course of performing his duties hereunder.

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(b) Inventions, Designs and Product Developments. All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas and product developments (collectively, the “Developments”), developed or conceived by Executive, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Term of this Agreement or within one year after its termination and which relate to the actual business activities of Company, and all of Executive’s right, title and interest therein, shall be the exclusive property of Company. Executive hereby assigns, transfers and conveys to Company all of his right, title and interest in and to any and all such Developments. Executive shall disclose fully, as soon as practicable and in writing, all Developments to Company. At any time and from time to time, upon the request of Company and at Company’s sole expense, Executive shall execute and deliver to Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for Company, are or may be necessary or desirable to document such transfer or to enable Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Executive for any reasonable expenses Executive incurs in connection therewith.

9. Noncompetition. Executive agrees that during the Term of this Agreement and for a period of one (1) year thereafter, whether this Agreement is terminated voluntarily or involuntarily, in order for Company to protect its trade secrets and confidential information to the fullest extent permitted by law, Executive shall not, unless acting pursuant hereto or with the prior written consent of Company’s Board of Directors, directly or indirectly:

(a) solicit business from or perform services for, any person, company or other entity which at any time during Executive’s employment by Company is or was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by Company in its commercial ink production and distribution business (the “Business”);

(b) use or permit his name to be used in connection with any enterprise then engaged in business activities similar in nature to the Business;

(c) use or disparage the name of Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use or disparagement of such name after expiration of such period;

provided, however, that this Paragraph 9 shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of the outstanding equity securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934.

In the event that the provisions of this Paragraph 9 should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law, such provisions shall be deemed reformed to the maximum time, geographic, service or product limitations permitted by applicable law.

10. Remedies; Equitable Relief; Survival.

(a) Executive acknowledges that the restrictions contained in Paragraphs 8 and 9 hereof are, in view of the nature of the business of Company, reasonable and necessary to protect the legitimate interests of Company, and that any violation of any provisions of those Paragraphs will result in irreparable injury to Company. Executive also acknowledges that Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled. Executive irrevocably submits to the jurisdiction and venue of the Florida courts in Miami-Dade County or the Federal court for the Southern District of Florida over any suit, action or proceeding arising out of or relating to this Agreement. Executive waives, to the fullest extent permitted by law, any objection to such jurisdiction or to the venue of any such suit, action or proceeding and any claim that such suit, action or proceeding has been brought in an inconvenient forum. If Company is successful in enforcing any of the provisions of Paragraphs 8 or 9 at law or in equity, Executive shall be responsible for and shall reimburse Company’s attorney’s fees and costs incurred in connection with such enforcement.

(b) Forfeiture of Severance Payments. In addition to the remedies available to Company pursuant to the provisions of Paragraph 10(a) above, upon the occurrence of any breach by Executive of the provisions of Paragraphs 8 and 9 of this Agreement, Executive shall immediately forfeit all Severance Payments due and payable pursuant to the provisions of Paragraph 7(c) of this Agreement, and return any Severance Payments made prior to such breach. Executive acknowledges and agrees that Company’s obligation to make the Severance Payments is expressly conditioned upon Executive’s compliance with the provisions of Paragraphs 8 and 9 of this Agreement.

(c) Survival of Covenants. The provisions of Paragraphs 8 and 9 shall survive the termination of this Agreement.

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11. Remedies Cumulative; No Waiver. No remedy conferred upon Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Company from time to time and as often as may be deemed expedient or necessary by Company in its sole discretion.

12. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and addressed to the intended recipient as set forth below:

If to Company:

480 Shoemaker Road, Suite 104

King of Prussia, PA 19406
Attention: Board of Directors

If to Executive:

480 Shoemaker Road, Suite 104

King of Prussia, PA 19406
Attention: Michael Liebowitz

Email: michael@m2afo.com

Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth above.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

14. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties with respect to its subject matter and supersedes and replaces all other employment arrangements between Executive and Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties, except that the duties and responsibilities of Executive are of a personal nature and shall not be assignable in whole or in part by Executive.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

NOCOPI TECHNOLOGIES, INC. By: /s/ Michael S. Liebowitz Name: Michael S. Liebowitz Title: President & Chief Executive Officer /s/ Michael S. Liebowitz Michael S. Liebowitz

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